UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                              FORM 8-K

                           Current Report Pursuant To

           Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) May 14, 1996



                         Berkshire Realty Company, Inc.


  Delaware                                1-10660        04-3086485
  (State or other jurisdiction of     (Commission       (IRS employer
  incorporation or organization)      file number)      identification
                                                        no.)


  470 Atlantic Avenue, Boston, Massachusetts            02210
  (Address of principal executive offices)          (Zip Code)

  Registrant's telephone number, including area code (617) 423-2233

  Item 2:  Acquisition or Disposition of Assets

     On May 14, 1996,   Berkshire Realty Company, Inc. ("The  Company"),
through a majority owned subsidiary, via contribution acquired The Point Apartments from Turtle Creek Associates Limited Partnership for a value of approximately $52.3 million. Turtle Creek Associates Limited Partnership is approximately 71% owned by certain officers and directors of the Company. In exchange for The Point Apartments, The Company will issue 1.6 million units of BRI OP Limited Partnership along with the assumption of
$35.5 million  of non-recourse  indebtness  on the  property.    Two-thirds of
the  operating partnership units were  issued at  closing and the  remainder
will  be issued within  19 months.   The debt,  provided by Berkshire
Mortgage Finance and co-insured by the U.S. Department of Housing and Urban Development, has a fixed interest rate of 7 5/8% and self-amortizes with the last payment in 2029.

     The Point Apartments is  a 1,119 unit  high-rise apartment property located
in  Silver Spring, Maryland.   The property, which was  built in 1969,  is
currently undergoing an extensive $15 million rehabilitation, $11 million of which is the responsibility of the Company.

     The required financial statements of the business acquired and the pro forma financial information will be filed no later than sixty days after the date  of this report.

                                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              BERKSHIRE REALTY COMPANY INC.


                                              /s/Marianne Pritchard
                                              Marianne Pritchard
                                              Senior Vice President and
                                              Chief Financial Officer
  Date:    May 29, 1996
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